Exhibit 31.03

Certification

I, Richard S. Hill, certify that:

1. I have reviewed this Form 10-K/A of Symantec Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Richard S. Hill
Richard S. Hill
Interim President and Chief Executive Officer and Director

Date: July 25, 2019